UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant      √

Filed by a Party other than the Registrant     ⁫

Check the appropriate box:

√	Preliminary proxy statement.

⁫	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

⁫	Definitive Proxy Statement.

⁫	Definitive Additional Materials.

⁫	Soliciting Material Pursuant to §240.14a-12.

FUTUREFUEL CORP.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

√	No fee required.

⁫	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

⁫	Fee paid previously with preliminary materials.

⁫	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

8235 Forsyth Blvd. - 4th Floor
Clayton, Missouri 63105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 24, 2008

TO THE SHAREHOLDERS AND WARRANT HOLDERS OF FUTUREFUEL CORP.

Notice is hereby given that the annual meeting of shareholders of FutureFuel Corp. (the “Company”) will be held on Tuesday, June 24, 2008 at 8235 Forsyth, 4th Floor, Clayton, Missouri 63105 at 10:00 a.m. local time, for the following purposes:

(1)	to elect four directors: Lee E. Mikles, Edwin A. Levy, Thomas R. Evans and Donald C. Bedell;

(2)	to cancel the admission of the Company’s stock and warrants to AIM, a market operated by of the London Stock Exchange plc (“AIM”), on July 13, 2008;

(3)	to ratify the appointment of RubinBrown LLP as the Company’s independent auditors for the years ending December 31, 2007 and 2008; and

(4)	to transact such other business as may properly come before the meeting.

The record date for the determination of holders of the Company’s common stock and warrants entitled to notice of and to vote at the annual meeting of shareholders is May 15, 2008.  Only shareholders and warrant holders of record at the close of business on the record date will be entitled to vote at the annual meeting or any adjournment thereof.  It is important that your shares and warrants be represented at this meeting to help ensure the presence of a quorum.

Warrant holders are only entitled to vote for or against our proposal to cancel the admission of the Company’s warrants to AIM.  Shareholders are only entitled to vote upon: (i) the election of directors; (ii) cancellation of the admission of the Company’s stock to AIM; (iii) ratification of the appointment of RubinBrown LLP; and (iv) such other business as may properly come before the meeting.

By Order of the Board of Directors,

Douglas D. Hommert, Corporate Secretary

PLEASE SIGN AND RETURN THE APPLICABLE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT.  YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR AT THE MEETING.

8235 FORSYTH BLVD., 4TH FLOOR
CLAYTON, MISSOURI 63105

PROXY STATEMENT

This Proxy Statement contains information relating to the 2008 Annual Meeting of Shareholders of FutureFuel Corp. (the “Company”, “we”, “us” or “our”).  Through this mailing, our board of directors (the “Board”) is soliciting proxies for the Annual Meeting.  Our Annual Report for the year ended December 31, 2007 is also enclosed with this Proxy Statement, as are proxy cards.  These documents provide important information about our business, including audited financial statements, and are first being mailed to shareholders and warrant holders on or about May __, 2008.

Date, Time and Place of the Annual Meeting.

The Annual Meeting will be held at 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105 on Tuesday, the 24th day of June, 2008 at 10:00 a.m., local time, subject to adjournments or postponements.

We encourage you to vote your shares and warrants by proxy even if you plan to attend the Annual Meeting.  If you do attend the Annual Meeting, you will be asked to present valid photo identification, such as a driver’s license or passport.  If you hold your stock or warrants in an account at a brokerage firm or bank (in nominee name), you will need to bring a copy of an account statement reflecting such ownership on or after the May 15, 2008 record date for the meeting.

Proposals to be Voted Upon.

At the Annual Meeting, the following proposals (as described in greater detail below) will be voted upon by our shareholders:

•
The election of Donald C. Bedell and Edwin A. Levy as Class A directors of the Company for terms expiring at the 2010 Annual Meeting of shareholders and the election of Lee E. Mikles and Thomas R. Evans as Class B directors of the Company for terms expiring at the 2011 Annual Meeting of shareholder;

•	The cancellation of the admission of our common stock to AIM, a market operated by the London Stock Exchange plc (“AIM”), expected to be on July 13, 2008; and

•	The ratification of the appointment of RubinBrown LLP as our independent auditors for the years ending December 31, 2007 and 2008.

At the Annual Meeting, the following proposal will be voted upon by our warrant holders:

•	The cancellation of the admission of our warrants to AIM expected to be on July 13, 2008.

Our Board recommends that you vote to approve these proposals.

Voting at the Annual Meeting.

Proxies and Voting.

Shares of our common stock represented by properly executed proxies will, unless the proxies have been properly revoked, be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, will be voted FOR the resolutions to: (i) elect each of Donald C. Bedell and Edwin A. Levy as a Class A director of the Company and each of Lee E. Mikles and Thomas R. Evans as a Class B director of the Company; (ii) cancel the admission of the Company’s stock to AIM expected to be on July 13, 2008; and (iii) approve the appointment of RubinBrown LLP as our independent auditors for 2007 and 2008.  You can vote for approval of a particular resolution by marking the [color] shareholder proxy card enclosed herewith with an “X” in the box under “FOR” for such resolution.  If you do not wish to vote “FOR” the election of Mr. Bedell, Mr. Levy, Mr. Mikles and/or Mr. Evans, you can mark the [color] shareholder proxy card with an “X” in the box under “WITHHOLD” for Item 1 on the card next to their respective names, and you can vote against approval of any of the other proposals by marking the [color] shareholder proxy card with an “X” in the box under “AGAINST” for such proposal.  Abstentions (other than with respect to the election of directors) may be specified with respect to any of the resolutions by properly marking with an “X” in the box under “ABSTAIN” on the [color] shareholder proxy card, and will be counted as present for the purpose of determining the existence of a shareholder quorum.

Warrants to purchase our common stock represented by properly executed proxies will, unless the proxies have been properly revoked, be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, will be voted FOR the resolution to cancel the admission of the Company’s warrants to AIM expected to be on July 13, 2008.  You can vote for approval of this resolution by marking the [color] warrant holder proxy card enclosed herewith with an “X” in the box under “FOR” for such resolution.  You can vote against approval of this resolution by marking the [color] warrant holder proxy card with an “X” in the box under “AGAINST” for such proposal.  Abstention may be specified with respect to the resolution by properly marking with an “X” in the box under “ABSTAIN” on the [color] warrant holder proxy card, and will be counted as present for the purpose of determining the existence of a warrant holder quorum.

If you own shares or warrants in “street name” in an account at a bank or brokerage firm, we generally cannot mail our proxy materials directly to you.  You may instead receive a voting instruction form with this Proxy Statement that you should use to instruct how your shares or warrants, as applicable, are to be voted, and you should also vote your shares and/or warrants, as applicable, by completing, signing and returning the voting instruction form in the envelope provided.  Many brokerage firms have arranged for internet or telephonic voting of shares and warrants and provide instructions for using those services on the voting instruction form.  If your shares or warrants are held by a brokerage firm, the brokerage firm may under certain circumstances vote your shares or warrants, as applicable.  Such entities may have authority to vote their customers’ shares on certain routine matters, including the election of directors.  When a firm votes its customers’ shares on routine matters, those shares are also counted for the purpose of establishing a quorum to conduct business at the meeting.  A brokerage firm cannot vote its customers’ shares on non-routine matters without instructions from the customers.  Accordingly, those shares are not counted as votes against a non-routine matter, but rather are not counted at all for such a matter.

Record Date; Quorum.

Our Board has fixed the close of business on May 15, 2008 as the record date for the determination of our shareholders and warrant holders entitled to receive notice of, and to vote at, the Annual Meeting.  Accordingly, only holders of record of shares of our common stock or warrants at the close of business on the record date are entitled to notice of the Annual Meeting and to attend and vote at the Annual Meeting.  On the record date, there were 26,700,000 shares of our common stock outstanding with ___ record holders thereof, and there were 22,500,000 warrants outstanding with ___ record holders thereof.  Each share of our common stock issued and outstanding on the record date is entitled to one vote on any proposal at the Annual Meeting other than cancellation of admission of our warrants to AIM, for which shareholders have no right to vote.  Each warrant issued and outstanding on the record date is entitled to one vote solely on the proposal to cancel the admission of our warrants to AIM.

The presence, in person or by proxy, of shareholders owning shares of our common stock representing a majority of the votes entitled to be cast by shareholders at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting for which shareholders have the right to vote, and the presence, in person or by proxy, of warrant holders owning warrants representing a majority of the votes entitled to be cast by warrant holders at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting for which warrant holders have the right to vote.  Shareholders and warrant holders who deliver valid proxies or vote in person at the Annual Meeting will be considered part of the respective quorums.  Once a share or warrant is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting and for any adjourned meeting.  We will count abstentions as present and entitled to vote for purposes of determining the applicable quorum.

Classes of Voting Stock.

We only have one class of voting stock outstanding, and that is our common stock.  There currently are outstanding 26,700,000 shares of our common stock.  Each share of common stock is entitled to one vote on each proposal.  We also have outstanding 22,500,000 warrants entitling the holders thereof to acquire, in the aggregate, one share of our common stock.  Our warrants normally do not carry voting rights.  However, AIM Rule 41 requires the consent of 75% of the votes cast at the Annual Meeting to approve the cancellation of the admission of our warrants to AIM. The 75% test is as to each class of securities listed on AIM.  Thus, warrant holders have the right to vote at the Annual Meeting solely for purposes of canceling the admission of our warrants to AIM.

Required Vote.

In accordance with Delaware law and our bylaws, our directors will be elected at the Annual Meeting by a plurality of the votes cast by shareholders.  “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting.  In accordance with Rule 41 of AIM, cancellation of the admission of our shares of common stock to AIM requires the approval of 75% of the votes cast by shareholders (in their capacity as such) at the Annual Meeting.  Any other matter on which shareholders vote at the Annual Meeting will be determined by the affirmative vote of a majority of the votes cast.

In accordance with Rule 41 of AIM, cancellation of the admission of our warrants to AIM requires the approval of 75% of the votes cast by warrant holders (in their capacity as such) at the Annual Meeting.

If any other matters are properly presented for consideration at the Annual Meeting, the persons named as attorneys-in-fact on the enclosed [color] shareholder proxy card and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

Revocability of Proxy.

Execution and return of a proxy card will not in any way affect a shareholder’s or warrant holder’s right to attend and to vote in person at the Annual Meeting.  Any proxy may be revoked by the shareholder or warrant holder, as applicable, giving it, at any time prior to its being voted, by: (i) filing a notice of revocation with our corporate secretary, Douglas D. Hommert, at 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105; (ii) executing and delivering a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and voting in person.  A notice of revocation need not be on any specific form.  Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Dissenters Rights of Appraisal.

There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.

Persons Making the Solicitation.

The solicitation in this Proxy Statement is being made by us.  We will solicit proxies by mail or by telephone, and our directors, officers and employees also may solicit proxies, without additional compensation, on our behalf.  We will not be using any specially engaged employees or paid solicitors.  All expenses incurred in this solicitation will be paid by us.  Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to beneficial owners and to obtain authorization for the execution of proxies.

None of our directors has informed us in writing that he intends to oppose any action intended to be taken by us at the Annual Meeting.

Interest of Certain Persons in Matters to be Acted Upon.

None of our directors, executive officers, the nominees for director or any of their associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

PROPOSAL ONE - ELECTION OF DIRECTORS

Our Board has nominated four persons for election to the Board at the Annual Meeting: Donald C. Bedell and Edwin A. Levy as Class A directors and Lee E. Mikles and Thomas R. Evans as Class B directors.  Under our certificate of incorporation, our directors are divided into three classes, which serve for staggered three-year terms.  Douglas D. Hommert and William Doré were our original Class A directors.  They were reelected as our Class A directors at our 2007 Annual Meeting, with terms ending in 2010.  However, Mr. Doré resigned in 2007 and he was not replaced.  Mr. Hommert resigned in January 2008 and the Board subsequently elected Donald C. Bedell as a Class A director to replace him, with a term to end in 2008.  The Board has nominated Mr. Bedell as a Class A director.  Edwin A. Levy was originally elected as a Class B director with a term to end in 2008.  Our certificate of incorporation requires our classes of directors to be as nearly equal as possible.  Therefore, the Board has nominated Mr. Levy as a Class A director instead of a Class B director.  These nominees have agreed, if elected, to serve as a Class A member of the Board and, if elected at the Annual Meeting, will serve for a two-year term expiring in 2010.

Mr. Mikles and Mr. Evans were originally elected as Class B directors, with a term to end in 2008.  The Board has nominated Mr. Mikles and Mr. Evans as a Class B director.  These nominees have agreed, if elected, to serve as a Class B member of the Board and, if elected at the Annual Meeting, will serve for a three-year term expiring in 2011.

The persons named as attorneys-in-fact in the accompanying [color] shareholder proxy card are expected to vote to elect the nominees listed above as director, unless authority to so vote is withheld.  Although the Board expects that the nominees will be available for election, in the event a vacancy in the slate of nominees occurs, it is intended that shares of our common stock represented by proxies will be voted for the election of a substitute nominee selected by the persons named as attorneys-in-fact in the accompanying [color] shareholder proxy card.  Holders of our common stock do not have cumulative voting rights in the election of directors.

The name of the nominees for election and the other continuing members of our Board, and certain other information with respect to such persons are set forth below.

Nominees For Election as a Class A Director
For the Two-Year Term Expiring in 2010

Name, Age and Positions with the Company	Director of the Company Since
Edwin A. Levy, 71. Mr. Levy has been a member of our Board since November 2005.	2005
Donald C. Bedell, 67. Mr. Bedell has been a member of our Board since March 17, 2008.	2008

Nominees For Election as a Class B Director
For the Three-Year Term Expiring in 2011

Name, Age and Positions with the Company	Director of the Company Since
Lee E. Mikles, 52. Mr. Mikles has been our chief executive officer and a member of our Board since inception. In addition, he served as our principal financial officer before our acquisition of FutureFuel Chemical Company and thereafter through January 31, 2008.	2005
Thomas R. Evans, 53. Mr. Evans has been a member of our Board since May 2006.	2006

Continuing Class C Directors With Terms Expiring in 2009

Name, Age and Positions with the Company	Director of the Company Since
Paul A. Novelly, 64. Mr. Novelly has been our chairman of the board since our incorporation in August 2005.	2005
Richard L. Knowlton, 75. Mr. Knowlton s been a member of our Board since January 2007.	2007
Paul G. Lorenzini, 68. Mr. Lorenzini has been a member of our Board since January 2007. On April 21, 2008, he became our chief operating officer.	2007

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE
“FOR” THE NOMINEES NAMED ABOVE.

PROPOSAL TWO - CANCELLATION OF ADMISSION OF OUR COMMON STOCK AND WARRANTS TO AIM

In connection with the July 12, 2006 offering of our units (consisting of one share of our common stock and one warrant to purchase one share of our common stock), we applied for our shares and warrants to be admitted to trading on AIM.  At the time, we had been in existence for less than one year and could not satisfy many of the listing requirements of the larger U.S. or foreign exchanges and automated dealer quotation systems.  Unlike certain other U.S. and foreign exchanges, the AIM Rules for Companies (“AIM Rules”) does not require companies to maintain a minimum number of publicly traded shares outstanding at any given time, nor does it require companies to maintain a minimum market capitalization.  We sought admission to the public market during the early stages of our development by listing shares of our common stock and out warrants on AIM.

Our shares of common stock and our warrants to acquire shares of our common stock were admitted to trading on AIM on July 12, 2006.  Such shares and warrants currently are admitted to AIM under the symbols “FFU” and “FFUW”, respectively.  In connection with our offering, we agreed to use our reasonable commercial efforts to maintain our listing on AIM until at least July 12, 2008.  We also agreed to use reasonable commercial efforts promptly upon effectiveness of our Form 10 Registration Statement to list our shares of common stock on the American Stock Exchange, the New York Stock Exchange, NASDAQ or a similarly recognized trading platform in the United States.  Our Form 10 Registration Statement became effective on June 23, 2007.  For the reasons set forth below, the Board is recommending that the admission of our shares of common stock and warrants to AIM be canceled on July 13, 2008.

Trading on AIM Has Been Limited.

Since our shares and warrants were admitted to AIM, trading therein has been very limited.  Based upon information available to us, since our initial admission to AIM, there have been a total of 18 transactions on AIM in which an aggregate 520,838 of our shares have traded (28,935 shares on average).  However, 455,000 of these shares were traded by KBC Peel Hunt Ltd (“KBC”), our nominated advisor and broker on AIM and our co-placement agent with respect to our initial offering, on the day following our initial offering.  Excluding that transaction, there were only 17 transactions in which 65,838 of our shares have traded (3,873 shares on average).  Since our initial offering, there have been 8 transactions on AIM trading 503,650 of our warrants (62,956 warrants on average).  Again, 455,000 of these warrants were traded by KBC on the day following our initial offering.  Excluding that trade, there have been 7 transactions trading 48,650 warrants (6,950 warrants on average).  As these numbers indicate, an effective market has not been created on AIM for the trading of our shares or warrants.

Trading in the United States.

Although our shares are not currently listed or quoted on any exchange in the United States, CRT Capital Group, LLC (“CRT”) (a co-placement agent with respect to our initial offering) has effected numerous trades of our shares and warrants since our initial offering.  We have been informed by CRT that, through April 15, 2008, they have effected 94 transactions in which 12,877,200 of our shares have traded (136,991 on average) and 100 transactions in which 11,811,040 of our warrants have traded (118,110 on average).  Because CRT does not trade on an established market, its trading activity, and the prices at which our shares of common stock and warrants trade, are generally unknown to other holders of our shares of common stock and warrants.

Listing on a Recognized Trading Platform in the United States.

The following table sets forth the minimum shareholder requirement for companies wishing to list on the American Stock Exchange, the New York Stock Exchange or NASDAQ.

	New York Stock Exchange	American Stock Exchange	NASDAQ Global Market	NASDAQ Capital Market
Initial listing requirements	500	400	400	300
Continued listing requirements	-	300	400	300

We have approximately 100 shareholders and do not currently meet the listing requirements of any of these exchanges.  Thus, even though our Form 10 Registration Statement became effective in 2007, we cannot list on these exchanges notwithstanding that we agreed to use reasonable commercial efforts promptly upon effectiveness of our Form 10 Registration Statement to list our shares of common stock on the American Stock Exchange, the New York Stock Exchange, NASDAQ or a similarly recognized trading platform in the United States.

Associated Costs.

The annual cost of maintaining our listing on AIM is approximately $100,000.  In addition, our auditors are required to review our financial statements from both a United States Securities and Exchange Commission (“SEC”) perspective and AIM perspective, and we must make filings on both AIM and with the SEC on material matters, financial statements and the like.  These duplicative efforts require additional time of our management and employees.

Ability to Trade in the United States.

Under U.S. securities laws at the time of our offering, shares of our common stock and warrants that were sold or acquired on July 12, 2006 could not be re-sold until they had been held for two years, unless registered with the SEC or unless an exemption from registration was available.  The relevant U.S. securities laws have subsequently been revised to reduce the holding period to six months, effective February 15, 2008.  As a result, these shares and warrants (subject, in the case of warrants, to the qualification discussed below) may be sold by non-affiliates of the Company, either within or outside the U.S. without restrictions imposed by U.S. securities laws. Affiliates of the Company, defined generally as any person that directly or indirectly controls, is controlled by, or is under common control with the Company (typically directors, executive officers and primary shareholders) remain limited in the amount and manner in which they may sell our shares and warrants.  Thus, non-affiliates who acquired our shares and warrants which were issued in our initial offering on July 12, 2006 may generally freely trade those shares and warrants in the United States.  We anticipate that, upon transfers of shares of currently outstanding common stock, we will agree to remove the restrictive legends currently on such certificates in connection with the issuance of new certificates as part of those transfer.  We also anticipate that the removal of the restrictive legends will facilitate the holding of shares of our common stock in “street name” by banks, brokers and other intermediaries and also will facilitate direct registration of our common stock with us (via our transfer agent).  We expect that holders of shares and warrants will be able to trade through CRT once admission to AIM has been cancelled.  However, there will not be any price transparency with respect to those trades.

Please note, however, that the exercise of the warrants for shares of our common stock are subject to certain conditions designed to ensure compliance with U.S. securities laws.  These conditions include the provision to us of a written certification that the exercising shareholder is neither within the U.S. nor a U.S. person and that the warrant is not being exercised on behalf of a U.S. person, or the provision to us of a written opinion of counsel to the effect that the transfer of the warrants and issuance of the shares of our common stock upon the exercise of such warrants have been registered under the U.S. Securities Act, of 1933, as amended, or are exempt from registration thereunder.  The shares of our common stock issued upon the exercise of a warrant generally will be considered restricted securities subject to a six-month holding period.  In general, a security holder who has not been an affiliate of the

Company for three months may resell these securities without any restriction after satisfying the six-month holding period, provided that we are current in our SEC filings.  If shares of our common stock are issued in certain “cashless exercise” transactions, the prior holding period of the warrants may be “tacked” to reduce or eliminate the holding period of the shares of common stock issued upon exercise of the warrants.

Over-the-Counter Bulletin Board Quotations.

We have decided to have our shares of common stock and warrants quoted on the Over-the-Counter Bulletin Board (“OTCBB”).  The OTCBB is an electronic trading service offered by the National Association of Security Dealers (“NASD”) that shows real-time quotes, last-sale prices and volume information for over-the-counter (“OTC”) equity securities.  OTC securities include newer small cap companies, national, regional and foreign equity issues, warrants, units, American depositary receipts and direct participation programs.  OTCBB securities are traded by market makers that enter quotes and execute trades through a closed computer network, which is accessed through a NASDAQ workstation.  The benefit of being quoted on the OTCBB is to permit greater price transparency to our investors.

The OTCBB operates as a dealer system.  As a result, all securities being quoted on the OTCBB must be sponsored by a participating market maker that registers the security with the NASD OTC Compliance Unit along with the required issuer information.  Once approved by the Compliance Unit, the market maker will be notified that it has been registered in the security and may enter a quote and commence trading.  Only market makers can apply to quote securities on this service.

The following are the listing requirements of the OTCBB:

•	the issuer of the securities must comply with the reporting requirements pursuant to Section 13, 15(d) or 12(g)(2)(B) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the issuer of the securities must not be a blank check or inactive company;

•	the issuer of the securities must have a minimum of 40 stockholders of record;

•	a market maker must submit a Form 211 application to the NASD; and

•	the issuer must meet the Sarbanes-Oxley Act Section 302 compliance regarding certification requirement.

Since all of our Exchange Act reporting requirements have been satisfied as of April 2008, we meet all of the listing requirements of the OTCBB except that a Form 211 to the NASD has not been submitted by a market maker.  CRT and Empire Financial Group have agreed to act as market maker and CRT is in the process of preparing the Form 211 for filing with the NASD.  The status of that submission will be updated at the Annual Meeting.  If and when our securities are approved by the NASD OTC Compliance Unit, holders of our shares and warrants will be able to trade through the OTCBB once admission to AIM has been cancelled.

Required Vote.

Rule 41 of the AIM Rules states that cancellation of admission of securities to AIM is conditioned upon the consent of not less than 75% of the votes cast by the company’s shareholders given in a general meeting.  The 75% test is as to each class of securities listed on AIM.  Thus, cancellation of the admission of our shares of common stock to AIM requires the approval of 75% of the votes cast at the Annual Meeting by shareholders in their capacity as such (provided a quorum is present).  In addition, cancellation of the admission of our warrants to AIM requires the approval of 75% of the votes cast at the Annual Meeting by warrant holders in their capacity as such (provided a quorum is present).

Board Recommendation.

Our Board is recommending that we cancel the admission of both our shares and warrants to AIM expected to be on July 13, 2008 for the following reasons: (i) a market on AIM has not developed for our shares or warrants; (ii) a market has been developed for our shares and warrants in the United States, which should be enhanced by our shares being quoted on the OTCBB; and (iii) we are incurring duplicative costs to maintain our listing on AIM as well as file reports with the SEC.  We have been advised by our directors and executive officers holding shares of our common stock and/or warrants that they intend to vote their shares and warrants to approve the cancellation of the admission of our shares and warrants to AIM.  Those directors and executive officers own 11,561,350 shares of common stock representing 43.3% of the shares of our common stock issued and outstanding and 6,836,350 warrants representing 30.4% of our warrants issued and outstanding.

THE BOARD RECOMMENDS THAT SHAREHOLDERS AND WARRANT HOLDERS
VOTE “FOR” THE CANCELLATION OF THE ADMISSION OF OUR SHARES AND WARRANTS
TO AIM AFTER JULY 12, 2008

PROPOSAL THREE - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

At a meeting on May 29, 2007, the audit committee of our Board took action to approve the retention of the accounting firm of KPMG, LLP as the independent auditors for us for the fiscal year ending December 31, 2007, subject to satisfactory agreement on fees.  Such retention was approved by our shareholders at our 2007 Annual Meeting.  In December 2007, requests for proposals were sent to four firms, two of which responded, the responding firms being RubinBrown LLP and KPMG, LLP.  On February 13, 2008, the audit committee reviewed both bids and resolved to engage RubinBrown LLP as our independent auditors to perform the review for the third quarter of 2007 and the audit for the year ended December 31, 2007.  KPMG, LLP’s services would terminate at such time as they finished their review of our Form 10-Q to be filed for the second quarter in 2007 and the amendment to our Form 10 Registration Statement.  That work was completed by KPMG, LLP on April 9, 2008.  The Board subsequently approved the actions of the audit committee but made the decision to seek shareholder ratification of the appointment of RubinBrown LLP as our independent auditors for the years ended December 31, 2007 and 2008.  A representative from the firm is expected to be present at the Annual Meeting and will have an opportunity to respond to shareholder questions.

KPMG, LLP’s accountant’s report on our financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.  During our two most recent fiscal years and any subsequent interim period preceding KPMG, LLP’s dismissal, there were no disagreements with KPMG, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Fees to Auditors.

The following table shows the aggregate fees billed to us by KPMG, LLP and RubinBrown LLP for professional services attributable to 2007 and 2006.

	2007	2006
KPMG, LLP
Audit Fees	$464,900	$675,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	170,177
Total KPMG, LLP	464,900	845,177
RubinBrown LLP
Audit Fees	-	-
Audit-Related Fees	-	-
Tax Fees	2,500	-
All Other Fees	10,730	-
Total RubinBrown LLP	13,230	-
Total	$478,130	$845,177

Tax Fees.

During fiscal 2007, we incurred fees of $2,500 for tax compliance, tax advice and tax planning services from RubinBrown LLP.  No fees were incurred for these services from KPMG, LLP.  No tax fees were incurred during fiscal 2006 from either RubinBrown LLP or KPMG, LLP.

All Other Fees.

We incurred $10,730 in fees from RubinBrown LLP during fiscal 2007 related to the settlement of final working capital amounts stemming from our acquisition of Eastman SE, Inc.  No other fees were incurred by us from RubinBrown LLP in fiscal 2006.  During fiscal 2006, we incurred $170,177 in fees from KPMG, LLP for services provided in connection with our admission and readmission to AIM.  No other fees were incurred by us from KPMG, LLP in fiscal 2007.

Approval Policies and Procedures.

The audit committee of our Board engages the independent public accountants and defines the scope of their services on an annual basis.  Any proposed changes to the services established by the audit committee through the engagement process will be reviewed with the audit committee in advance of the services being rendered to ensure that the accounting firm’s independence is maintained.  All audit related services and other services for 2007 were approved by the audit committee through the engagement process, and the audit committee has concluded that the services provided by both KPMG, LLP and RubinBrown LLP during 2007 were compatible with the maintenance of each of those firm’s independence in the conduct of their auditing functions.  The audit committee’s charter provides for approval of audit and audit-related services.

Auditor Independence.

The audit committee is required to consider the independence of both KPMG, LLP and RubinBrown LLP when engaging each firm to perform audit-related and other services.  It was determined by the audit committee that audit-related and other services provided and the fees paid for those services for 2007 were compatible with maintaining the independence of KPMG, LLP and RubinBrown LLP.

Failure to Ratify the Selection of RubinBrown LLP.

If our shareholders do not ratify the appointment of RubinBrown LLP, our Board will consider the selection of other auditors.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF RUBINBROWN LLP

Ownership of Stock and Warrants.

Security Ownership of Certain Beneficial Owners and Management.

As of the date of this Proxy Statement, 26,700,000 shares of our common stock were issued and outstanding and we had issued warrants to purchase 22,500,000 additional shares of our common stock.  The following table sets forth the number and percentage of shares and warrants owned by all persons known by us to be the beneficial owners of more than 5% of our shares of common stock and warrants as of April 30, 2008.

	Common Stock		Warrants		Fully Diluted
Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock	Amount of Beneficial Ownership	Percent of Warrants	Amount of Beneficial Ownership	Percent of Common Stock and Warrants(g)
Paul A. Novelly, 8235 Forsyth Blvd., 4th Floor, Clayton, MO 63105(a)	8,931,350	33.5%	6,793,850	30.2%	15,725,200	32.0%
Lee E. Mikles, 1486 E. Valley Road, Santa Barbara, CA 93108(b)	2,100,000	7.9%	12,500	0.1%	2,112,500	4.3%
SOF Investments, L.P., 645 5th Avenue, 21st Floor, New York, NY 10022(c)	1,800,000	6.7%	1,800,000	8.0%	3,600,000	7.3%
Fir Tree, LLC, Camellia Partners, LLC, Jeffrey Tannenbaum and Andrew Fredman 505 Fifth Avenue, 23rd Floor New York, NY 10017(d)	1,600,000	6.0%	1,350,000	6.0%	2,950,000	6.0%
Morstan Nominees Limited, 25 Cabot Square, Canary Wharf, London E144QA, U.K.(e)	2,170,841	8.1%	1,296,523	5.8%	3,467,364	7.0%
Vidacos Nominees Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom(f)	834,968	3.1%	1,894,554	8.4%	2,729,522	5.6%
__________

(a)
Includes 8,306,350 shares of common stock and 6,168,850 warrants held by St. Albans Global Management, Limited Partnership, LLLP and 625,000 shares of common stock and 625,000 warrants held by Apex Holding Co.  Mr. Novelly is the chief executive officer of both of these entities and thereby has voting and investment power over such shares, but he disclaims beneficial ownership except to the extent of a minor pecuniary interest.

(b)
Includes 2,000,000 shares of common stock held by Lee E. Mikles Revocable Trust dated March 26, 1996 and 100,000 shares of common stock held by Lee E. Mikles Gift Trust dated October 6, 1999.  Also includes 12,500 warrants held by the Alison L. Mikles Irrevocable Trust.  Miss Mikles is the minor child of Mr. Mikles and lives in Mr. Mikles household.  However, Mr. Mikles is not the trustee of such trust and disclaims beneficial ownership.

(c)
Based solely upon review of a Schedule 13G filed with the SEC on February 14, 2008, we understand that SOF Investments, L.P. is the record and direct beneficial owner of the shares and warrants listed above, MSD Capital, L.P. is the general partner of SOF Investments and may be deemed to indirectly beneficially own securities owned by SOF Investments, and MSD Capital Management LLC is the general partner of MSD Capital, L.P.  We have no knowledge as to the beneficial owners of MSD Capital Management LLC.

(d)
Based solely upon information contained in a Form 3 filed with the SEC on March 7, 2008, Fir Tree, L.L.C. is the general partner of Fir Tree Value Master Fund, LP, a Cayman Islands exempted limited partnership (“Fir Tree Value”), and Camellia Partners, LLC is the general partner of Fir Tree Capital Opportunity Master Fund, LP, a Cayman Islands exempted limited partnership (“Fir Tree Capital Opportunity”).  Fir Tree, L.L.C. and Camellia Partners, LLC hold indirectly the common stock through the accounts of Fir Tree Capital Opportunity and Fir Tree Value; Jeffrey Tannenbaum, a principal of Fir Tree, L.L.C. and Camellia Partners, LLC, and Andrew Fredman, another principal of Camellia Partners, LLC, at the time of purchase, controlled the disposition and voting of the common stock.  We have no knowledge as to the beneficial owners of Fir Tree, L.L.C. or Camellia Partners, LLC.

(e)	We have no knowledge as to the beneficial owners of Morstan Nominees Limited.

(f)	Includes shares of common stock and warrants held by Vidacos Nominees Limited Designation: BAR; Vidacos Nominees Limited Designation: 1952; Vidacos Nominees Limited Designation: 1953; Vidacos

Nominees Limited Designation: 2071; Vidacos Nominees Limited Designation: BEAR; Vidacos Nominees Limited Designation: DMG7; and Vidacos Nominees Limited Designation: SSBL.  We have no knowledge as to the beneficial owners of these entities.

(g)	Assumes the exercise of all warrants issued and outstanding as of the date of this Proxy Statement.

The following table sets forth, as of April 30, 2008, certain information with respect to beneficial ownership of shares of our common stock and warrants by each of the members of our Board who will continue in office after the Annual Meeting, each of the executive officers named in the “Summary Compensation Table” below (the “named executive officers”) and all directors and named executive officers as a group.  Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them and none of such shares or warrants have been pledged as security.

	Common Stock		Warrants		Fully Diluted
Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock	Amount of Beneficial Ownership	Percent of Warrants	Amount of Beneficial Ownership	Percent of Common Stock and Warrants(d)
Paul A. Novelly(a)	8,931,350	33.5%	6,793,850	30.2%	15,725,200	32.0%
Lee E. Mikles(b)	2,100,000	7.9%	12,500	0.1%	2,112,500	4.3%
Douglas D. Hommert(c)	250,000	0.9%	--	--	250,000	0.5%
Edwin A. Levy	250,000	0.9%	--	--	250,000	0.5%
Thomas R. Evans	30,000	0.1%	30,000	0.1%	60,000	0.1%
Richard L. Knowlton	--	--	--	--	--	--
Paul G. Lorenzini	--	--	--	--	--	--
Donald C. Bedell	--	--	--	--	--	--
David Baker	--	--	--	--	--	--
Benjamin Ladd	--	--	--	--	--	--
Gary Hess	--	--	--	--	--	--
Samuel Dortch	--	--	--	--	--	--
	--	--	--	--	--	--
All directors and named executive officers	11,561,350	43.3%	6,836,350	30.4%	18,397,700	37.4%
__________

(a)
Includes 8,306,350 shares of common stock and 6,168,850 warrants held by St. Albans Global Management, Limited Partnership, LLLP and 625,000 shares of common stock and 625,000 warrants held by Apex Holding Co.  Mr. Novelly is the chief executive officer of both of these entities and thereby has voting and investment power over such shares, but he disclaims beneficial ownership except to the extent of a minor pecuniary interest.

(b)
Includes 2,000,000 shares of common stock held by Lee E. Mikles Revocable Trust dated March 26, 1996 and 100,000 shares of common stock held by Lee E. Mikles Gift Trust dated October 6, 1999.  Also includes 12,500 warrants held by the Alison L. Mikles Irrevocable Trust.  Miss Mikles is the minor child of Mr. Mikles and lives in Mr. Mikles household.  However, Mr. Mikles is not the trustee of such trust and disclaims beneficial ownership.

(c)
Includes 250,000 shares of common stock held by the Douglas D. Hommert Revocable Trust, which is a trust established by Mr. Hommert for the benefit of his descendants, of which Mr. Hommert is the trustee.

(d)	Assumes the exercise of all warrants issued and outstanding as of the date of this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance.

Other than Samuel Dortch, none of our directors and executive officers, as well as Fir Tree LLC and its related parties Camellia Partners, LLC, Jeffrey Tannenbaum and Andrew Fredman, timely filed their respective Forms 3 during 2007.  The Form 3 for Donald Bedell was timely filed.  To our knowledge, based upon the reports provided to us under Section 16(a) of the Exchange Act, no other filing required under such section was not timely filed.

Directors, Executive Officers and Certain Significant Employees.

Our directors are as follows.

Name	Age	Director Since	Term Expires
Paul A. Novelly, executive chairman of the board	64	2005	2009
Lee E. Mikles, chief executive officer and president	52	2005	2008
Paul G. Lorenzini, chief operating officer	68	2007	2009
Edwin A. Levy	71	2005	2008
Thomas R. Evans	53	2006	2008
Richard L. Knowlton	75	2007	2009
Donald C. Bedell	67	2008	2008

Mr. Douglas D. Hommert was also a director whose term expired in 2010.  However, he resigned as a director on January 14, 2008, and our Board filled his position with the appointment of Donald C. Bedell.  Mr. Bedell will hold that position until the Annual Meeting and, if reelected at such meeting, will then hold office until 2010.  Mr. Hommert continues to be our executive vice president, secretary and treasurer.

There is no arrangement or understanding between any of the above directors and any other person pursuant to which such person was or is to be selected as a director.

Our executive officers are as follows.

Name	Position	Age	Officer Since
Paul A. Novelly	Executive chairman of the board	64	2005
Lee E. Mikles	Chief executive officer and president	52	2005
Paul G. Lorenzini	Chief operating officer	68	2008(a)
Douglas D. Hommert	Executive vice president, secretary and treasurer	52	2005
__________

(a)           Mr. Lorenzini became our chief operating officer on April 21, 2008.

There is no arrangement or understanding between any of the above officers and any other person pursuant to which such person was or is to be selected as an officer.

The following individuals are executive officers of our subsidiary, FutureFuel Chemical Company, who are expected to make significant contributions to our business.

Name	Position	Age	Officer Since
David Baker	Senior vice president - operations support	61	2006
Gary Hess	Senior vice president - commercial operations	57	2006
Benjamin Ladd	Chief financial officer and treasurer	31	2006
Samuel Dortch	Senior vice president - operations	59	2007

Business Experience.

The following is a description of the business experience and background of our directors, officers and significant employees identified above.

Paul A. Novelly has been our chairman of the board since inception.  For at least the past five years, Mr. Novelly has been chairman and chief executive officer of Apex Oil Company, Inc., a privately-held company based in St. Louis, Missouri engaged in the trading, storage, marketing and transportation of petroleum products, including liquid terminal facilities in the Midwest and Eastern United States, and towboat and barge operations on the inland waterway system.  Mr. Novelly is president and a director of AIC Limited, an oil trading company, chairman and a director of World Point Terminals Inc., which owns and operates petroleum storage facilities in the Bahamas and United States, and chief executive officer of St. Albans Global Management, Limited Partnership, LLLP, which provides corporate management services.  He currently serves on boards of directors at The Bear Stearns Companies Inc., a broker-dealer and global securities and investment firm, and Boss Holdings, Inc., a distributor of work gloves, boots and rainwear and other consumer products, and within the past five years also served on the board of directors of Intrawest Corporation, a company that is a world leader in destination resorts and adventure travel.

Lee E. Mikles has been our chief executive officer and a member of our Board since inception.  In addition, he served as our principal financial officer before our acquisition of FutureFuel Chemical Company and thereafter through January 31, 2008.  Mr. Mikles was chairman of Mikles/Miller Management, Inc., a registered investment adviser and home to the Kodiak family of funds, between 1992 and 2005.  He was also chairman of Mikles/Miller Securities, LLC, a registered broker-dealer, between 1999 and 2005.  Additionally, Mr. Mikles has served on the board of directors of Official Payments Corporation, an internet processor of payments to government entities, Coastcast Corporation, a former supplier of metal golf club heads, Nelnet, Inc., which provides financial services and technology-based products, Imperial Bank and Imperial Bancorp.  He currently serves on the board of directors of Boss Holdings, Inc. and Pacific Capital Bankcorp. and is the chair of the audit committee for Boss Holdings, Inc.

Paul G. Lorenzini has been a member of our Board since January 2007.  He became our chief operating officer on April 21, 2008.  In January 1970, Mr. Lorenzini co-founded Packaging Consultants, Inc., a distribution business supplying packaging materials to the food industry.  In 1983, Bunzl PLC, a supplier of supermarket and food service packaging, acquired Packaging Consultants, Inc.  Mr. Lorenzini continued to work for Bunzl PLC and in 1986 became president of Bunzl USA.  He subsequently became the chief executive officer of Bunzl USA and retired in July 2004 with the title of chairman emeritus.  Mr. Lorenzini served as a director of Bunzl PLC between 1999 and 2004.

Douglas D. Hommert has been our executive vice president, secretary and treasurer since inception. He was a member of our Board from inception through January 14, 2008.  He became our principal financial officer on February 1, 2008.  Mr. Hommert has been executive vice president and general counsel of Apex Oil Company, Inc. since September 2002.  Between October 1988 and September 2002, he was a partner in the St. Louis law firm of Lewis, Rice & Fingersh, L.C.  With that firm, he practiced in the areas of business law, taxation, mergers and acquisitions, financing and partnerships.  He was licensed as a Certified Public Accountant in 1982.

Edwin A. Levy has been a member of our Board since November 2005.  In 1979, Mr. Levy co-founded Levy, Harkins & Co., Inc., an investment advisory firm, where he now serves as chairman of the board and individual advisor.  Mr. Levy was a director of Traffix, Inc. between November 1995 and 2006, and served as a member of its audit committee and stock options committee.  He is a director of World Point Terminals Inc., which owns and operates petroleum storage facilities in the Bahamas and United States, and in the past five years was a director of Forward Industries, Inc., a company in the business of designing, manufacturing and distributing custom carrying case solutions.

Thomas R. Evans has been a member of our Board since May 2006.  Since June 2004, he has served as president and chief executive officer of Bankrate, Inc., an Internet based aggregator of financial rate information.  Mr. Evans was elected to Bankrate, Inc.’s board of directors in May 2004.  From 1999 to 2002, Mr. Evans was chairman and chief executive officer of Official Payments Corporation, an internet processor of payment to government entities.

Richard L. Knowlton has been a member of our Board since January 2007.  Between 1956 and 1995, Mr. Knowlton worked for Hormel Foods Corporation, a multinational manufacturer and marketer of consumer-branded meat and food products.  He started as a merchandising manager and became the president and chief operating officer in 1979.  He became the chief executive officer and chairman of the board in 1981 and retired in 1995.  Mr. Knowlton currently serves as a director on The Hormel Foundation and the Horatio Alger Association and is a member of the Business Advisory Council for the University of Colorado Leeds School of Business, the Mayo Laboratory Services Advisory Board and the Eisenhower Medical Center Board.  Mr. Knowlton served as a director of NG America Insurance Holdings, Inc. between 2000 and 2005 and SUPERVALU INC., a U.S. grocery retailer and distributor, between 1994 and 2005.

Donald C. Bedell has been a member of our Board since March 17, 2008.  Mr. Bedell is chairman of the board of privately held Castle Partners and its affiliates, based in Sikeston, Missouri, which operate over 35 skilled nursing and health care facilities throughout Missouri, Arkansas and Arizona.  Mr. Bedell is a director of several privately held commercial banks, including First Community Bank of Batesville, Arkansas and is a member of the executive committee of such bank and its holding company.  He also serves as a director of World Point Terminals Inc., serving as chairman of World Point’s Corporate Governance and Human Resources Committees.

David Baker was the vice president - manufacturing operations of FutureFuel Chemical Company between October 31, 2006 and October 14, 2007 and vice president - operations support between October 14, 2007 and March 13, 2008.  He has been the senior vice president - operations support since March 13, 2008.  In 1967, he joined Eastman Chemical Company’s filter products division in Kingsport, Tennessee as a development engineer.  In 2001, Mr. Baker was named managing director of Eastman Chemical Company’s Peboc division, relocating to the United Kingdom.  The Peboc division manufactures specialty chemicals including active pharmaceutical ingredients.  In August 2005, Mr. Baker relocated to Kingsport as a business development manager in performance chemicals exclusive manufacturing.  Mr. Baker is a registered professional engineer and past president of the East Tennessee Society of Professional Engineers.

Gary Hess was the vice president - commercial operations of FutureFuel Chemical Company between October 31, 2006 and October 14, 2007 and the vice president - sales and marketing between October 14, 2007 and March 13, 2008.  He has been the senior vice president - commercial operations since March 13, 2008.  Mr. Hess was the vice president for commercial operations for Bayer Corporation, where he had responsibility for sales, marketing, customer service, purchasing, research and development and quality control, prior to joining Eastman Chemical Company in December 2002 as the market development executive for agrochemicals.  During his tenure with Bayer Corporation, Mr. Hess resided two years in Germany where he directed the market development efforts in pharmaceutical intermediates and photographic chemicals.  In 2004, he was appointed to the position of global business leader for exclusive manufacturing with responsibility for sales, marketing and business development.

Benjamin Ladd became FutureFuel Chemical Company’s chief financial officer on October 31, 2006.  Between October 2003 and October 2006, inclusive, Mr. Ladd was a fund manager and financial consultant for St. Albans Global Management, Limited Partnership, LLLP, which provides corporate management services.  In this position, he assisted with the management of capital in the equity and derivative markets worldwide and was responsible for all financial analysis and reporting related to the firm’s merchant banking and consulting activities.  From 1999 to 2003, Mr. Ladd served in various capacities for Green Manning & Bunch, Ltd., a middle-market investment banking firm in Denver, Colorado.

Samuel Dortch was the vice president - operations services of FutureFuel Chemical Company between July 30, 2007 and October 14, 2007 and vice president - operations between October 14, 2007 and March 13, 2008.  He has been senior vice president - operations since March 13, 2008.  In 1972, Mr. Dortch joined Eastman Chemical Company’s technical services division in Kingsport, Tennessee as a development chemical engineer.  He has served in numerous management positions in Kingsport, Batesville and at Eastman Kodak’s Kirby, England facility.  In 2004, Mr. Dortch became manager of research and development at the Batesville plant and director of research and development in December 2006.

Board of Directors.

Board Meetings and Committees; Annual Meeting Attendance.

Directors are expected to attend all meetings of the Board, the Annual Meeting of shareholders and assigned committee meetings.  The Board held seven meetings during 2007 (four of which were unanimous consents in lieu of meetings).  These meetings were attended by all of the directors.  The 2007 Annual Meeting of shareholders was held on June 26, 2007.  Four directors (Messrs. Novelly, Mikles, Lorenzini and Hommert) attended that Annual Meeting.

The Board has established the following committees: audit committee, remuneration committee and nominating committee.  The 2007 members of each of these committees, a summary of the responsibilities and authority of each of the committees and the number of meetings held by each committee in 2007, follow.

Name of Committee and Members during 2007	Functions of the Committee	Number of Meetings in 2007
Audit: Paul G. Lorenzini (chairman) Richard L. Knowlton Thomas R. Evans
-  Appoints, compensates and oversees the work of any public accounting firm employed by the Company;
-  Resolves any disagreements between management and the auditor regarding financial reporting;
-  Pre-approves all auditing and non-audit services;
-  Retains independent counsel, accountants or others to advise the Committee or assist in the conduct of an investigation;
-  Seeks any information it requires from employees - all of whom are directed to cooperate with the Committee’s requests;
-  Meets with the Company’s officers, external auditors, or outside counsel, as necessary; and
-   Oversees that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policies.
4 (Messrs. Evans and Lorenzini attended all four meetings and Mr. Knowlton attended three of the meetings)
Remuneration: Edwin A. Levy (chairman) Richard L. Knowlton Paul G. Lorenzini
-  In consultation with the Company’s management, establishes the Company’s general policies relating to compensation of the Company’s officers and directors and the directors and executive officers of the Company’s subsidiaries, and oversees the development and implementation of such compensation programs;
-  Approves the annual and long-term performance goals for the Company’s incentive plans (including incentive plans for the Company’s subsidiaries);
-  Annually reviews and approves corporate goals and objectives relevant to the compensation of the Company’s executive officers and annually evaluates such officers’ performance in light of those goals and objectives and sets such officers’ compensation levels based on this evaluation;
-  As required under applicable securities laws and rules, reviews the Compensation Discussion and Analysis section (the “CD&A”) to be included in the Company’s annual proxy statement or other reports or filings with the SEC or other governmental authorities and stock exchanges, discusses the CD&A with the Company’s management and recommends to the Board that the CD&A be included in the Company’s annual report on Form 10-K, proxy statement on Schedule 14A, information statement on Schedule 14C or any other filing with the SEC or other governmental authorities and stock exchanges;
-  Reviews and makes recommendations to the Board periodically with respect to the compensation of all non-employee directors, including any compensation under the Company’s equity-based plans; and
-  Evaluates the committee’s performance and the adequacy of its charter on an annual basis and recommends any proposed changes to the Board for approval.
0

Name of Committee and Members during 2007	Functions of the Committee	Number of Meetings in 2007
Nominating: Thomas R. Evans (chairman) Richard L. Knowlton Edwin A. Levy	- Assists the Board by identifying qualified candidates for director, and recommends to the Board the director nominees for the next annual meeting of shareholders; - Leads the Board in its annual review of Board performance; - Recommends to the Board director nominees for each Board committee; - Oversees the annual process of evaluation of the performance of the Company’s management; and - Develops and recommends to the Board corporate governance guidelines applicable to the Company.	0

Audit Committee.

We have a separately-designated standing audit committee and have adopted an audit committee charter.  A copy of this audit committee charter may be accessed at http://ir.futurefuelcorporation.com/governance.cfm on our internet website.  A copy may also be obtained free of charge from us by written request to our corporate secretary at our principal office set forth above.  The members of the audit committee in 2007 were: Paul G. Lorenzini (chairman), Thomas R. Evans and Richard L. Knowlton.  In April 2008, Mr. Lorenzini was appointed our chief operating officer.  On April 25, 2008, Mr. Thomas R. Evans replaced Mr. Lorenzini as the chairman of the audit committee.

The primary duties and responsibilities of the audit committee are to monitor: (i) the integrity of our financial statements, including the financial reporting process and systems of internal controls regarding finance and accounting; (ii) our compliance with related legal and regulatory requirements; and (iii) the independence and performance of our external auditors.  The audit committee also selects our independent registered public accounting firm.  Management of the Company is responsible for the internal controls and the financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  The audit committee’s responsibility is to monitor and oversee these processes.

Audit Committee Recommendation

In the performance of its oversight function, the audit committee has performed the duties required by its charter, and it has reviewed and discussed our consolidated financial statements for 2007 with management and the independent registered public accounting firm.  The audit committee also has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards Number 61, Communication with Audit Committees, as currently in effect.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees, as currently in effect, and the audit committee has discussed with the independent registered public accounting firm its independence.  The audit committee also has received confirmations from management and has considered whether the provision of any nonaudit services by the independent registered public accounting firm to us is compatible with maintaining the independence of the auditors.

Based upon a review of the reports by, and discussions with, management and the independent registered public accounting firm and the audit committee’s review of the representations of management and the report of the independent registered public accounting firm, the audit committee recommended to the Board to include the audited financial statements in our Annual Report for the year ended December 31, 2007.

Paul Lorenzini, Thomas R. Evans and Richard L. Knowlton

Audit Committee Expert

Our Board has determined that each member of our audit committee is an audit committee financial expert.  During 2007, each such member of our audit committee was independent, as independence for audit committee members is defined in the listing standards applicable to us as described below.  On April 21, 2008, Mr. Lorenzini became our chief operating officer and ceased being independent.  On April 25, 2008, Mr. Thomas R. Evans replaced Mr. Lorenzini as the chairman of the audit committee.  Our Board has determined that Mr. Evans is an audit committee financial expert and is independent, as independence for audit committee members is defined in the listing standards applicable to us as described below.

Nominating Committee.

The nominating committee has a charter.  A copy of that charter may be found at our internet web site at http://ir.futurefuelcorporation.com/governance.cfm.  A copy may also be obtained free of charge by written request to our corporate secretary at our principal office set forth above.

Our Board has adopted Procedures for Shareholders Submitting Nominating Recommendations, which sets forth the procedure for a shareholder to submit a director nominee recommendation, the timelines for receiving such nominations and the information required on each director nominee.  The Board has also adopted a Policy on Shareholder Recommendation of Candidates for Election as Directors, which sets forth the evaluation process adopted by the Board.  Any shareholder desiring to submit a director nominee for consideration by the nominating committee of the Board for the 2009 Annual Meeting must do so in accordance with our bylaws and policies described below under “Shareholder Proposals for the Next Annual Meeting”.  Director nominations should be submitted in writing to our corporate secretary, acting as agent for the nominating committee, at FutureFuel Corp., 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105.  A copy of such Procedures and Policy is available to any shareholder and may be obtained from our corporate secretary.

Once a director nominee has been recommended, whether by a shareholder or otherwise, the nominating committee reviews the background and qualifications of the nominee.  In selecting the slate of nominees to be recommended by the nominating committee to the Board, and in an effort to maintain a proper mix of directors that results in a highly effective governing body, the nominating committee also considers such factors as the occupational, geographic and age diversity of all director nominees; the particular skills and ability of each nominee to understand financial statements and finance matters generally; community involvement of each nominee; and the independence status of each nominee in accordance with our corporate governance guidelines, AIM rules and other applicable laws and regulations.

The nominating committee reports its recommendations concerning each director nominee to the Board.  The Board then considers the nominating committee’s recommendations and selects those director nominees to be submitted to the shareholders for approval at the next Annual Meeting of shareholders.  The Board may, as a part of its consideration, request the nominating committee to provide it with such information pertaining to a director nominee as the Board deems appropriate to fully evaluate the qualifications of the nominee.

Remuneration Committee.

Our Board has established a remuneration committee.  The remuneration committee has a charter which may be found at our internet web site at http://ir.futurefuelcorporation.com/governance.cfm.  In addition, a copy will be provided free of charge by written request to our corporate secretary at our principal office set forth above.  Our processes and procedures for the consideration and determination of executive and director compensation is described in “Compensation of Directors and Executive Officers” below.

Director Independence.

Our Board has adopted corporate governance guidelines which incorporate certain criteria in the AIM rules and the rules of the SEC and U.S. securities exchanges for use by the Board when determining director independence.  These guidelines include the Company’s Policy for Approving Transactions with Related Parties and Insider Trading Policy.  The Board also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with us, including the potential for conflicts of interest, when determining director independence.

The nominating committee of our Board evaluates each incumbent director and all new director nominees based on applicable law, regulations and rules and makes a recommendation to the full Board as to the independence of directors and director nominees.  Our Board has determined that, of the seven current members of the Board who will continue to serve after the Annual Meeting, the following four directors have no disqualifying material relationships with us or our subsidiaries and are, therefore, independent: Messrs. Levy, Evans, Knowlton and Bedell.  In addition, in 2007 each of our Board’s remuneration, audit and nominating committees was comprised of directors who were independent under such definitions.  The guidelines referenced above, as well as other corporate governance initiatives adopted by us, are available to any shareholder free of charge upon request to our corporate secretary at our principal office set forth above.

We are a listed issuer whose securities are listed on AIM.  AIM has requirements, as a manner of best practice, that a majority of the directors on the nominating committee of our Board be independent.  AIM’s definition of “independent director” can be found through the “Investor Relations - Corporate Governance” section of our internet website at http://ir.futurefuelcorporation.com/governance.cfm.  The SEC has also promulgated rules that set forth independence requirements for members of an audit committee.

Compensation of Directors and Executive Officers.

General.

The remuneration committee’s responsibilities include, among other things, determining our policy on remuneration to our (that is, FutureFuel Corp.’s) officers and directors and the executive officers and directors of FutureFuel Chemical Company.  Given that we were a start-up company and only consummated our acquisition of FutureFuel Chemical Company on October 31, 2006, we determined for 2006 not to pay salaries, bonuses or other forms of compensation to any of our executive officers.  The Board also determined not to pay any compensation to any member of the Board or to any member of the board of any subsidiary for the year 2006.  On January 16, 2008, our remuneration committee recommended that we pay each of our then directors $25,000 in compensation, and $25,000 to our past director William J. Doré.  The remuneration committee also recommended that we pay $100,000 in compensation to each of Paul A. Novelly and Paul G. Lorenzini for services provided in 2007 to our subsidiary, FutureFuel Chemical Company, and to reimburse an affiliate of Lee E. Mikles $100,000 for expenses incurred by such affiliate in 2007 in the course of Mr. Mikles performing services for us and our subsidiary, FutureFuel Chemical Company.  Our Board approved such payments on January 22, 2008.  On April 7, 2008, the remuneration committee awarded certain options under our 2007 Omnibus Incentive Plan to certain officers and directors of us and of FutureFuel Chemical Company.  The granting of those options are discussed below.  No compensation for our directors or executive officers has been set at this time for the calendar year 2008.  Rather, our Board believes it is more appropriate to set such compensation later in the year when 2008 results are capable of reasonable estimation.

We pay salaries, bonuses and other forms of compensation to the officers of FutureFuel Chemical Company as described below.  For purposes of the following discussion of executive compensation, the term “executive officers” includes executive officers of both the Company and FutureFuel Chemical Company.  However, only Paul A. Novelly, Lee E. Mikles and Douglas D. Hommert were elected our officers by our Board in 2007.

Compensation Discussion and Analysis.

We have not yet established a comprehensive executive compensation philosophy, nor have we determined definitively the material elements of the compensation of our executive officers.  The current elements of our compensation program include base salary, bonuses and certain retirement, insurance and other benefits generally available to all employees.  In addition, our Board adopted an Omnibus Incentive Plan which was approved by our shareholders at our 2007 annual meeting on June 26, 2007.  As of December 31, 2007, the Plan had not been implemented by our Board and no awards had been granted thereunder.  However, certain options were granted under the Plan on April 28, 2008 as described below.

We formed a remuneration committee of our Board, which will determine compensation arrangements for our executive officers.  Our remuneration committee is establishing a compensation program that is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to motivate those individuals, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the levels that we expect.  Our executive compensation program is being designed to afford our executive officers a sense of ownership in us, and to link rewards to measurable Company and individual performance.  These arrangements include appropriate salaries, annual bonus opportunities and long-term incentives awards linked to equity and equity awards under the Omnibus Incentive Plan adopted during 2007.

Cash Salaries and Bonuses

At this time, we have determined that we will pay $100,000 compensation to Mr. Novelly for services rendered by Mr. Novelly to our subsidiary, FutureFuel Chemical Company during 2007, and to reimburse an affiliate of Mr. Mikles $100,000 for expenses incurred by such affiliate in the course of Mr. Mikles performing services for us and our subsidiary, FutureFuel Chemical Company.  Such services included reviewing business operations and reducing operating costs.  The $100,000 was determined by Messrs. Novelly and Mikles as reasonable in relation to the services rendered, and was approved by our remuneration committee and our Board.  No compensation was paid to Mr. Hommert for 2007, nor to Messrs. Novelly, Mikles or Hommert for 2006.  Each of Messrs. Novelly, Mikles and Hommert were granted founder shares, and our Board determined that the payment of cash compensation to them was unnecessary for 2006 and to Mr. Hommert for 2007.  Our executive chairman, Mr. Novelly, also receives compensation from our affiliate, St. Albans Global Management, Limited Partnership, LLLP.  Our chief executive officer, Mr. Mikles, receives compensation, in addition to the amounts received from us, from existing business enterprises and investments, none of which are affiliated with us.  Our executive vice president, secretary and treasurer, Mr. Hommert, receives compensation from our affiliate, Apex Oil Company, Inc.  Except as described above, none of Messrs. Novelly, Mikles or Hommert received any increase in their salary, bonus or other income to compensate them for their services to us.  As to our other executive officers, we continued their base salaries paid by Eastman Chemical Company with a modest percentage increase in both 2006 and 2007.  We expect that our remuneration committee will establish future salaries for our executive officers commensurate with those paid by companies comparable to us and to FutureFuel Chemical Company, as applicable.

For the year 2007, we established a bonus pool for the employees of our subsidiary, FutureFuel Chemical Company.  The total bonus target amount was determined at 10% of the estimated (as of December 15, 2007) after-tax earnings of FutureFuel Chemical Company for the year ended December 31, 2007.  We believe the 10% amount was reasonable and provides an incentive for such employees to continue implementing the business plan that we have installed at FutureFuel Chemical Company.  Such bonuses were paid by January 4, 2008.  All employees hired after January 1, 2007 received $250.  All employees hired prior to January 1, 2007 received 40 hours of pay at their normal hourly rate.  Additional bonuses for nine executive and management employees of FutureFuel Chemical Company ranged between $15,000 to $25,000 depending upon their positions with FutureFuel Chemical Company, with the larger bonuses going to Messrs. Baker, Dortch, Hess and Ladd.  All remaining salaried employees of FutureFuel Chemical Company received one week salary plus an additional amount ranging from $0 to $6,000 as determined by FutureFuel Chemical Company’s vice presidents of operations and operations support.

We expect to establish an annual cash bonus program for fiscal years commencing after 2007 in an amount equal to 10% of after-tax earnings of FutureFuel Chemical Company, but solely on a discretionary basis.  In determining actual bonus payouts for such years, we expect that the remuneration committee will consider performance against Company performance goals to be established, as well as individual performance goals.  We expect that this annual cash bonus program will apply to certain key executives of FutureFuel Chemical Company in addition to the executives whose compensation is described herein.  The actual amount of bonuses, if any, will be determined near the end of our fiscal year.

Omnibus Incentive Plan

Our Board adopted an Omnibus Incentive Plan which was approved by our shareholders at our 2007 annual shareholder meeting on June 26, 2007.  The purpose of the plan is to:

•	encourage ownership in us by key personnel whose long-term employment with or engagement by us or our subsidiaries (including FutureFuel Chemical Company) is considered essential to our continued progress and, thereby, encourage recipients to act in our shareholders’ interests and share in our success;

•	encourage such persons to remain in our employ or in the employ of our subsidiaries; and

•	provide incentives to persons who are not our employees to promote our success.

The plan authorizes us to issue stock options (including incentive stock options and nonqualified stock options), stock awards and stock appreciation rights.  No stock options, stock awards or stock appreciation rights were issued during 2007.  On April 7, 2008, our remuneration committee granted 305,000 options to certain of our officers and directors and to certain offices and other employees of FutureFuel Chemical Company.  The awards are described in the Grants of Plan-Based Awards table below.

Eligible participants in the plan include: (i) members of our Board and our executive officers; (ii) regular, active employees of us or of any of our subsidiaries; and (iii) persons engaged by us or by any of our subsidiaries to render services to us or our subsidiaries as an advisor or consultant.

Awards under the plan are limited to shares of our common stock, which may be shares reacquired by us, including shares purchased in the open market, or authorized but un-issued shares.  Awards will be limited to 10% of the issued and outstanding shares of our common stock in the aggregate, or approximately 2,670,000 shares as of December 31, 2007.  Also, as of that date, the aggregate market value of 2,670,000 shares of our common stock was approximately $21,360,000.

The plan will be administered by: (i) our Board; (ii) a committee of our board appointed for that purpose; or (iii) if no such committee is appointed, our Board’s remuneration committee (the “Administrator”).  On April 7, 2008, our Board appointed our remuneration committee as Administrator.  The Administrator may appoint agents to assist it in administering the plan.  The Administrator may delegate to one or more individuals the day-to-day administration of the plan and any of the functions assigned to the Administrator in the plan.  Such delegation may be revoked at any time.  All decisions, determinations and interpretations by the Administrator regarding the plan and the terms and conditions of any award granted thereunder will be final and binding on all participants.

The plan became effective upon its approval by our shareholders on June 26, 2007 and continues in effect for a term of ten years thereafter unless amended and extended by us or unless earlier terminated.  The individuals and number of persons who may be selected to participate in the plan is at the discretion of the Administrator and were not determined as of December 31, 2007.  Likewise, the number of stock options, stock awards and stock appreciation rights that will be granted, or that would have been granted during the last completed fiscal year if the plan had been in effect, to eligible participants pursuant to the plan were not determined at December 31, 2007.  However, on April 7, 2008, the Administrator awarded 305,000 stock options to our officers and directors and to certain officers and employees of FutureFuel Chemical Company.  Those awards are described in the Grants of Plan-Based Awards table below.

The Administrator may grant a stock option or provide for the grant of a stock option either from time to time in the discretion of the Administrator or automatically upon the occurrence of events specified by the Administrator, including the achievement of performance goals or the satisfaction of an event or condition within the control of the participant or within the control of others.  Each option agreement must contain provisions regarding: (i) the number of shares of common stock that may be issued upon exercise of the option; (ii) the type of option; (iii) the exercise price of the shares and the means of payment for the shares; (iv) the term of the option; (v) such terms and conditions on the vesting or exercisability of the option as may be determined from time to time by the Administrator; (vi) restrictions on the transfer of the option and forfeiture provisions; and (vii) such further terms and condition not inconsistent with the plan as may be determined from time to time by the Administrator.  Unless otherwise specifically determined by the Administrator or otherwise set forth in the plan, the vesting of an option will occur only while the participant is employed or rendering services to us or one of our subsidiaries, and all vesting will cease upon a participant’s termination of employment for any reason.

The Administrator may grant annual performance vested options.  Performance will be tied to annual cash flow targets (our consolidated income plus depreciation plus amortization) in amounts to be determined.  Annual performance vested options will vest 25% for each year that the annual cash flow target is achieved (with provisions for subsequent year catch-ups).

The Administrator may grant cumulative performance vested options.  Performance will be tied to cumulative cash flow in amounts to be determined for periods to be determined.

The Administrator may issue other options based upon the following performance criteria either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average shareholders’ equity; (vii) total shareholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) overhead or other expense reduction; (xix) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; (xx) strategic plan development and implementation; and (xxi) any other similar criteria.

Such options will vest and expire (including on a pro rata basis) on such terms as may be determined by the Administrator from time to time consistent with the terms of the plan.

The Administrator may award our common stock to participants.  The grant, issuance, retention or vesting of each stock award may be subject to such performance criteria and level of achievement versus these criteria as the Administrator determines, which criteria may be based on financial performance, personal performance evaluations or completion of service by the participant.  Unless otherwise provided for by the Administrator, upon the participant’s termination of employment other than due to death or retirement, the unvested portions of the stock award and the shares of our common stock subject thereto will generally be forfeited.  Unless otherwise provided for by the Administrator, if a participant’s termination of employment is due to death or retirement, all outstanding stock awards will continue to vest provided certain conditions to be determined are met.  Unless otherwise provided for by the Administrator, if a participant’s termination of employment is due to his death, a portion of each outstanding stock award granted to such participant will immediately vest and all forfeiture provisions and repurchase rights will lapse as to a prorated number of shares of common stock determined by dividing the number of whole months since the grant date by the number of whole months between the grant date and the date that the stock award would have fully vested.

The Administrator may grant stock appreciation rights either alone or in conjunction with other awards.  The Administrator will determine the number of shares of common stock to be subject to each award of stock appreciation rights.  The award of stock appreciation rights will not be exercisable for at least six months after the date of grant except as the Administrator may otherwise determine in the event of death, disability, retirement or voluntary termination of employment of the participant.  Except as otherwise provided by the Administrator, the award of stock appreciation rights will not be exercisable unless the person exercising the award of stock appreciation rights has been at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for us or one of our subsidiaries.

In the event there is a change in control of the Company, as determined by our Board, our Board may, in its discretion: (i) provide for the assumption or substitution of, or adjustment to, each outstanding award; (ii) accelerate the vesting of awards and terminate any restrictions on cash awards or stock awards; and (iii) provide for the cancellation of awards for a cash payment to the participant.

Retirement Benefits

We have adopted a 401(k) plan for FutureFuel Chemical Company which is generally available to all of its employees.

The Remuneration Committee

In 2007, our remuneration committee consisted of Mr. Levy (chairman), Mr. Knowlton and Mr. Lorenzini.  As of December 31, 2007, each of these individuals was an “independent director” under the rules of the New York Stock Exchange, a “Non-Employee Director” within the meaning of Section 16 of the Exchange Act, and an “outside director” within the meaning of §162(m) of the Internal Revenue Code of 1986, as amended.

Summary Compensation Table.

Our executive officers were paid the following compensation for the three-year period ended December 31, 2007.

Summary Compensation Table

Person	Year	Salary	Bonus(e)	All Other Compensation (b)	Total
Paul A. Novelly(c) Executive chairman FutureFuel Corp.	2007 2006 2005	$ 0 $ 0 $ 0	$ 100,000 $ 0 $ 0	$ 25,000 $ 0 $ 0	$ 125,000 $ 0 $ 0
Lee E. Mikles(c) Chief executive officer FutureFuel Corp.	2007 2006 2005	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 25,000 $ 0 $ 0	$ 25,000 $ 0 $ 0
Douglas D. Hommert(c) Executive vice president, secretary and treasurer, FutureFuel Corp.	2007 2006 2005	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0	$ 0 $ 0 $ 0
Randall W. Powell(a)(d) President, FutureFuel Chemical Company	2007 2006 2005	$ 194,231 $ 189,041 n/a	$ 0 $ 296,232 n/a	$ 77,619 $ 179,862 n/a	$ 271,850 $ 665,135 n/a
Benjamin Ladd(a) Chief financial officer, FutureFuel Chemical Company	2007 2006 2005	$ 147,117 $ 23,750 n/a	$ 27,885 $ 40,000 n/a	$ 99,547 $ 0 n/a	$ 274,549 $ 63,750 n/a
David Baker(a) Vice president - operations support, FutureFuel Chemical Company	2007 2006 2005	$ 170,005 $ 140,618 n/a	$ 28,270 $ 64,044 n/a	$ 24,634 $ 28,389 n/a	$ 222,909 $ 233,051 n/a
Gary Hess(a) Vice president - sales and marketing, FutureFuel Chemical Company	2007 2006 2005	$ 170,000 $ 125,984 n/a	$ 18,268 $ 41,500 n/a	$ 11,359 $ 20,531 n/a	$ 199,628 $ 188,015 n/a
Samuel Dortch(a)(f) Vice president, operations, FutureFuel Chemical Company	2007 2006 2005	$ 145,000 n/a n/a	$ 27,788 n/a n/a	$ 9,689 n/a n/a	$ 182,477 n/a n/a
__________

(a)
Executive officers of FutureFuel Chemical Company.  Prior to November 1, 2006, Messrs. Powell, Baker, Hess and Dortch were employed by Eastman Chemical Company.  Prior to November 1, 2006, Mr. Ladd was employed by St. Albans Global Management, Limited Partnership, LLLP, an affiliate of Mr. Novelly.  For 2006, the table includes both amounts paid by FutureFuel Chemical Company as well as by Eastman Chemical Company, if applicable.

(b)
For Messrs. Novelly and Mikles, includes $25,000 in directors fees for 2007 as described below.  Includes our contributions (including accrued contributions) to vested and unvested defined contribution plans and the dollar value of any insurance premiums paid by, or on behalf of, us during or for the covered fiscal year with respect to life and disability insurance for the benefit of the named person.  2006 also includes the following payments by Eastman Chemical Company to or for the benefit of the named individual: special pay makeup, employee recognition, personal umbrella, non-qualified stock options to purchase stock of Eastman Chemical Company, pay-in-lieu of vacation, stock awards to purchase stock of

Eastman Chemical Company, and lump sum payment.  2007 includes a separation allowance of $55,769 and vacation cash-out of $7,212 for Mr. Powell, a relocation allowance of $13,077 for Mr. Baker, and nondeductible moving expenses (grossed up) of $78,746 and deductible moving expenses (not grossed up) of $11,123 for Mr. Ladd.

(c)
Our executive officers.  For the year 2006, we did not pay Messrs. Novelly, Mikles or Hommert any form of compensation.  See the discussion above.  However, we did reimburse them for certain ordinary and necessary business expenses that they incurred in connection with our business.  We reimbursed an affiliate of Mr. Mikles $100,000 in 2008 as set forth above for expenses incurred by such affiliate in 2007 in connection with Mr. Mikles performing services for us and FutureFuel Chemical Company in 2007.

(d)
Mr. Powell retired effective October 1, 2007.  However, after such date, we have employed Mr. Powell as a consultant and have paid him a consulting fee of $50,000 for 2008.  Such amount is not included in the table above.

(e)	Earned in 2007 but paid in 2008.

(f)	Mr. Dortch did not become an officer of FutureFuel Chemical Company until 2007.

None of the above-named persons is a party to an employment agreement or employment arrangement with us or with FutureFuel Chemical Company.

Grants of Plan-Based Awards.

On April 7, 2008, the remuneration committee of our Board, as Administrator, awarded the following stock options under the Plan to the named executive officers and directors.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Paul A. Novelly	April 7, 2008	100,000	$4.00	$ 127,967
Paul G. Lorenzini	April 7, 2008	100,000	$4.00	$ 127,967
Lee E. Mikles	April 7, 2008	10,000	$4.00	$ 12,797
Edwin A. Levy	April 7, 2008	10,000	$4.00	$ 12,797
Thomas R. Evans	April 7, 2008	10,000	$4.00	$ 12,797
Richard L. Knowlton	April 7, 2008	10,000	$4.00	$ 12,797
Donald C. Bedell	April 7, 2008	10,000	$4.00	$ 12,797
David Baker	April 7, 2008	10,000	$4.00	$ 14,584
Gary Hess	April 7, 2008	10,000	$4.00	$ 14,584
Samuel Dortch	April 7, 2008	10,000	$4.00	$ 14,584
Benjamin Ladd	April 7, 2008	10,000	$4.00	$ 14,584

Mr. Novelly, as chairman of our Board, recommended to our remuneration committee that the above awards (in addition to 15,000 options awarded to certain other employees of FutureFuel Chemical Company) be awarded.  The awards to Messrs. Novelly and Lorenzini were based upon services provided to us and FutureFuel Chemical Company in 2007 in reducing expenses and integrating the business of FutureFuel Chemical Company into our business.  The awards to Messrs. Mikles, Levy, Evans, Knowlton and Bedell were to reward them for services rendered in 2007 and services to be rendered in 2008 as our directors.  The awards to Messrs. Baker, Hess, Dortch and Ladd vest as set forth below and were based on services rendered to FutureFuel Chemical Company in 2007 and to be rendered in subsequent years.  As described below, shares of our common stock trade very little on AIM, and the remuneration committee did not believe that AIM set the true market price of our shares.  Between March 4 and

April 2, 2008, CRT effected trades of 908,500 shares of our common stock at $3.50 per share.  On April 7, 2008, the bid to CRT was $3.50 per share and the ask was $4.50 per share.  Our remuneration committee believed these prices were a more reliable indication of the fair market value of our shares of common stock, and set $4.00 per share as the exercise price.

Outstanding Equity Awards at April 15, 2008.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Paul A. Novelly	100,000	n/a	$4.00	April 7, 2013
Paul G. Lorenzini	100,000	n/a	$4.00	April 7, 2013
Lee E. Mikles	10,000	n/a	$4.00	April 7, 2013
Edwin A. Levy	10,000	n/a	$4.00	April 7, 2013
Thomas R. Evans	10,000	n/a	$4.00	April 7, 2013
Richard L. Knowlton	10,000	n/a	$4.00	April 7, 2013
Donald C. Bedell	10,000	n/a	$4.00	April 7, 2013
David Baker	10,000	n/a	$4.00	April 7, 2013
Gary Hess	10,000	n/a	$4.00	April 7, 2013
Samuel Dortch	10,000	n/a	$4.00	April 7, 2013
Benjamin Ladd	10,000	n/a	$4.00	April 7, 2013

One-third of the stock options awarded to Messrs. Baker, Hess, Dortch and Ladd vest on each of the annual anniversaries of the grant date (i.e., April 7, 2009, 2010 and 2011).  The option agreements provide for certain accelerated vesting consistent with the Plan.  The options granted to Messrs. Novelly, Lorenzini, Mikles, Levy, Evans, Knowlton and Bedell vested upon the grant.  As of the date of this Proxy Statement, none of these options had been exercised.

Compensation of Directors.

At this time, we have determined that we will pay $100,000 compensation to Mr. Lorenzini for services rendered by Mr. Lorenzini to our subsidiary, FutureFuel Chemical Company during 2007.  Such services included reviewing and, where appropriate, reducing operating costs.  Such amount was determined by Messrs. Novelly and Mikles, and recommended to and approved by both our remuneration committee and our Board.  In addition, we have determined to pay to each of our directors, other than Mr. Hommert, $25,000 for services provided as director in 2007.  We believe the founders shares issued to Mr. Hommert as discussed above were adequate compensation for his services rendered as a director.  The $25,000 was determined by Mr. Novelly as a reasonable amount and was recommended to the remuneration committee and our Board, who approved such payments.  We also determined to pay our past director, Mr. William J. Doré, $25,000 for services rendered as a director.  No directors fees have been determined for 2008 or thereafter, but rather will be set towards the end of our fiscal year.  Directors were awarded stock options as described above.

The following is the compensation (exclusive of stock options) our directors earned for 2007.

Director	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non- Equity Incentive Plan Compensa- tion	Change in Pension Value and Non- Qualified Deferred Compensa- tion Earnings	All Other Compensa- tion	Total
Paul A. Novelly	$ 25,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 25,000
Lee E. Mikles	$ 25,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 25,000
Edwin A. Levy	$ 25,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 25,000
Thomas R. Evans	$ 25,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 25,000
Richard L. Knowlton	$ 25,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 25,000
Paul G. Lorenzini	$ 125,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 125,000
William J. Doré	$ 25,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 25,000
Douglas D. Hommert	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0

Compensation Committee Interlocks and Insider Participation.

The members of our remuneration committee during 2007 were Mr. Levy, Mr. Knowlton and Mr. Lorenzini and the committee was chaired by Mr. Levy.  None of such individuals were an officer or employee of the Company in 2007.

Mr. Novelly, our executive chairman of the board, and Mr. Mikles, our chief executive officer and one of our directors, are both directors of Boss Holdings, Inc.  Mr. Novelly is a member of Boss Holdings, Inc.’s compensation committee and Mr. Mikles is a member of its audit committee.  Mr. Novelly, Mr. Levy, one of our directors and a member of our remuneration committee, and Mr. Bedell, one of our directors and chairman of our remuneration committee, are directors of World Point Terminal Inc.; World Point Terminal Inc. does not have a separate compensation committee.

Compensation Committee Report.

The remuneration committee of our Board reviewed and discussed the Compensation Discussion and Analysis set forth above with our management.  Based on this review and discussions, the remuneration committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Donald C. Bedell, Edwin A. Levy and Richard L. Knowlton

Transactions with Related Persons.

Sales of Products

From time to time, FutureFuel Chemical Company may sell to Apex Oil Company, Inc. and/or its affiliates biofuels (including biodiesel and bioethanol) produced by FutureFuel Chemical Company, and Apex Oil Company, Inc. and/or its affiliates may sell to FutureFuel Chemical Company diesel fuel, gasoline and other petroleum products for use in FutureFuel Chemical Company’s biofuels business.  Such sales will be at then posted prices for comparable products plus or minus applicable geographical differentials.

Time Sharing Agreement

Effective April 18, 2007, we entered into a Time Sharing Agreement with Apex Oil Company, Inc. pursuant to which Apex Oil Company, Inc. leases certain airplanes to us.  Pursuant to this Time Sharing Agreement, we are charged for certain expenses incurred with respect to specific flights of the airplanes while they are being used for our business purposes.

Review, Approval or Ratification of Transactions with Related Persons.

Any transaction in which we (or one of our subsidiaries) are a participant, the amount involved exceeds the lesser of $120,000 or 5% of our net income, total assets or total capital, and in which any party related to us has or will have a direct or indirect material interest must be approved by a majority of the disinterested members of our Board as fair to us and our shareholders.  This policy was adopted by our Board on January 8, 2007 and can be found at our internet website at http://ir.futurefuelcorporation.com/governance.cfm.  A copy will also be provided free of charge pursuant to written request to our corporate secretary.

In addition, we adopted a Code of Ethics and Business Conduct which sets forth legal and ethical standards of conduct for our directors, officers and employees and the directors, officers and employees of our subsidiaries, including FutureFuel Chemical Company.  This Code is designed to deter wrongdoing and to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us; (iii) compliance with applicable governmental laws, rules and regulations; (iv) the prompt internal reporting of violations of this Code to appropriate persons identified in this Code; and (v) accountability for adherence to this Code.  This Code was adopted by our Board on November 30, 2005, is in writing and can be found through the “Investor Relations - Corporate Governance” section of our internet web site at http://ir.futurefuelcorporation.com/governance.cfm.  A copy also will be provided free of charge pursuant to written request to our corporate secretary.

Each of the transactions described above (under the caption “Transactions with Related Persons”) was undertaken in compliance with our Code of Ethics and Business Conduct and approved by a majority of the disinterested members of our Board.

Shareholder Communications.

Any shareholder who wishes to contact the Board or any individual director serving on the Board may do so by written communication mailed to: Board (Attention: Name of Director(s), if appropriate), Corporate Secretary, FutureFuel Corp., 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105.  Any proper communication received will be processed by our corporate secretary as agent for the Board.  A copy of the communication will be promptly forwarded to each member of the Board or, if appropriate, to the member(s) of the Board named in the communication.  The original shareholder communication will be maintained on file in our corporate secretary’s office and made readily available to any director who should wish to review it.

Shareholder Proposals for the Next Annual Meeting.

Any shareholder desiring to make a proposal to be acted upon at the 2009 Annual Meeting of our shareholders must present such proposal to us at our principal office set forth above by January 15, 2009 for the proposal to be considered for inclusion in our proxy statement for that Annual Meeting.

In addition to any other applicable requirements, for business properly to be brought before an annual meeting by a shareholder, our bylaws provide that the shareholder must have given timely notice thereof in proper written form to our corporate secretary.  To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal office not less than 30 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.  To be in proper written form, a shareholder’s notice to our corporate secretary must set forth in writing as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting; (ii) the name and address, as they appear on our books, of the shareholder proposing such business; (iii) the class and number of shares of our stock which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business.

Shareholder nominations for director must comply with the notice and informational requirements described above for other shareholder proposals, as well as additional information that would be required under applicable SEC proxy rules and the policies of the nominating committee of our Board, particularly appendices A, B and C of the Nominating Committee Charter.  A copy of our Nominating Committee Charter may be found on our internet web site at http://ir.futurefuelcorporation.com/governance.cfm.  In addition, a copy may be obtained free of charge through a written request to us at our principal office set forth above, attention corporate secretary.

Financial Information - Annual Report.

Our Annual Report for the year ended December 31, 2007 is included herewith.  We will provide without charge additional copies of our Annual Report upon written request.  Requests and related inquiries should be directed to Corporate Secretary, FutureFuel Corp., 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105.

Other Business.

The Board knows of no other matter to come before the Annual Meeting.  However, if any other matter requiring a vote of the shareholders arises, it is the intention of the persons named in the accompanying shareholder proxy to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors

Secretary

May __, 2008

FUTUREFUEL CORP.
ANNUAL MEETING JUNE 24, 2008

SHAREHOLDER PROXY CARD
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
FUTUREFUEL CORP.

P R O X Y
The undersigned shareholder of FutureFuel Corp., a Delaware corporation (“Company”), appoints Lee E. Mikles and Douglas D. Hommert, or either of them, with full power to act alone, the true and lawful attorney-in-fact of the undersigned, with full powers of substitution and revocation, to vote all shares of stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105 on June 24, 2008 at 10:00 a.m. local time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED.  IF NO INSTRUCTION TO THE CONTRARY IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR DESCRIBED IN PROPOSAL ONE, FOR THE CANCELLATION OF THE ADMISSION OF THE COMPANY’S COMMON STOCK TO AIM AS DESCRIBED IN PROPOSAL TWO, AND FOR RATIFICATION OF THE INDEPENDENT AUDITORS FOR 2007 AND 2008 DESCRIBED IN PROPOSAL THREE, AS SHOWN ON THE REVERSE SIDE.  IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED ATTORNEYS-IN-FACT.

(Continued on reverse side)

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Please mark         ☒
your votes as
indicated in
this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS  2 AND 3.

1. Election of each of the following individuals as Director of FutureFuel Corp. as described in Proposal One of the Proxy Statement	FOR	WITHHOLD
Lee E. Mikles	⁫	⁫
Edwin A. Levy	⁫	⁫
Thomas R. Evans	⁫	⁫
Donald C. Bedell	⁫	⁫
	FOR	AGAINST	ABSTAIN
2.   Approve the cancellation of the admission of FutureFuel Corp.’s common stock to the Alternative Investment Market of the London Stock Exchange plc as described in Proposal Two of the Proxy Statement
	⁫	⁫	⁫
	FOR	AGAINST	ABSTAIN
3. Ratification of the appointment of RubinBrown LLP as FutureFuel Corp.’s independent auditors for 2007 and 2008 as described in Proposal Three of the Proxy Statement.	⁫	⁫	⁫

The undersigned hereby ratifies and confirms all that said attorney-in-fact, or either of them or their substitutes, may lawfully do or cause to be done hereof, and acknowledges receipt of the Notice of the FutureFuel Corp Annual Meeting and Proxy Statement.

Date ________________________, 2008

_________________________________
Signature(s)

_________________________________
Signature(s)

_________________________________
Title or Authority

Please insert date of signing. Sign exactly as name appears at left. Where stock is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.

(ADDRESS)

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FUTUREFUEL CORP.

MAIL

•	Mark, sign and date the proxy card
•	Detach the proxy card above
•	Return the proxy card in the postage-paid envelope provided

FUTUREFUEL CORP.
ANNUAL MEETING JUNE 24, 2008

WARRANT HOLDER PROXY CARD
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
FUTUREFUEL CORP.

P R O X Y
The undersigned holder of warrants issued by FutureFuel Corp., a Delaware corporation (“Company”), appoints Lee E. Mikles and Douglas D. Hommert, or either of them, with full power to act alone, the true and lawful attorney-in-fact of the undersigned, with full powers of substitution and revocation, to vote all warrants of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 8235 Forsyth Blvd., 4th Floor, Clayton, Missouri 63105 on June 24, 2008 at 10:00 a.m. local time and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS OF THE UNDERSIGNED.  IF NO INSTRUCTION TO THE CONTRARY IS GIVEN, THIS PROXY WILL BE VOTED FOR THE CANCELLATION OF THE ADMISSION OF THE COMPANY’S WARRANTS TO AIM AS DESCRIBED IN PROPOSAL TWO, AS SHOWN ON THE REVERSE SIDE.  IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED ATTORNEYS-IN-FACT.

(Continued on reverse side)

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Please mark          ☒
your votes as
indicated in
this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

	FOR	AGAINST	ABSTAIN
1. Approve the cancellation of the admission of FutureFuel Corp.’s warrants to the Alternative Investment Market of the London Stock Exchange plc as described in Proposal Two of the Proxy Statement	⁫	⁫	⁫

The undersigned hereby ratifies and confirms all that said attorney-in-fact, or either of them or their substitutes, may lawfully do or cause to be done hereof, and acknowledges receipt of the Notice of the FutureFuel Corp Annual Meeting and Proxy Statement.

Date ________________________, 2008

_________________________________
Signature(s)

_________________________________
Signature(s)

_________________________________
Title or Authority

Please insert date of signing. Sign exactly as name appears at left. Where warrant is issued in two or more names, all should sign. If signing as attorney, administrator, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.

(ADDRESS)

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w FOLD AND DETACH HERE w

FUTUREFUEL CORP.

MAIL

•	Mark, sign and date the proxy card
•	Detach the proxy card above
•	Return the proxy card in the postage-paid envelope provided